EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing a statement on Schedule 13G jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G and any amendments thereto with respect to the ordinary shares beneficially owned by each of them, of Galapagos N.V., a limited company organized under the laws of Belgium. This Joint Filing Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13G and amendments thereto.

Dated: February 15, 2017

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VAN HERK INVESTMENTS B.V.

By:	/s/ Adrianus van Herk
Name: Adrianus van Herk
Title: Authorized Person

VAN HERK PRIVATE EQUITY INVESTMENTS B.V.

By:	/s/ Adrianus van Herk
Name: Adrianus van Herk
Title: Authorized Person

A. VAN HERK HOLDING B.V.

By:	/s/ Adrianus van Herk
Name: Adrianus van Herk
Title: Authorized Person

ONROEREND GOED BEHEER- EN
BELEGGINGSMAATSCHAPPIJ A. VAN HERK B.V.

By:	/s/ Adrianus van Herk
Name: Adrianus van Herk
Title: Authorized Person

VAN HERK MANAGEMENT SERVICES B.V.

By:	/s/ Adrianus van Herk
Name: Adrianus van Herk
Title: Authorized Person

/s/ Adrianus van Herk
ADRIANUS VAN HERK

[Signature page to Joint Filing Agreement]